                                         Exhibit 10.22.16

AMENDMENT NUMBER FIFTEEN TO THE
METLIFE LEADERSHIP DEFERRED COMPENSATION PLAN
(As amended and restated effective with respect to salary and Cash Incentive Compensation January 1, 2005 and with respect to Stock Compensation, April 15, 2005)

The MetLife Leadership Deferred Compensation Plan (“the Plan”) is hereby amended, effective as of April 1, 2024, as follows:

Section 4.11 shall be added with the following language:

4.11    Redeferrals: Subject to Article 10, an actively employed Participant may change the time and/or form of payment of his/her Deferred Compensation Accounts after the initial time and form of payment are established in accordance with this Article 4 if the subsequent election: (1) does not take effect for 12 months; (2) defers payment for at least another five years from the scheduled payment date (except in the case of a payment due to death, disability or Unforeseeable Emergency); and (3) is made at least 12 months prior to the scheduled payment date. A Participant must commence receipt of his/her Deferred Compensation Accounts no later than 10 years following his/her originally scheduled payment date.

IN WITNESS WHEREOF, this Amendment Number Fifteen to the MetLife Leadership Deferred Compensation Plan is hereby adopted and approved.

By:_______/s/ Andrew J. Bernstein_________________________________
PLAN ADMINISTRATOR

Date: ______May 17, 2024____________

Witness__________/s/ Danielle Hodorowski_______________